Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1

TO

TRADEMARK LICENSE AGREEMENT

THIS AMENDMENT TO TRADEMARK LICENSE AGREEMENT is made and entered into on this 2nd day of May, 2005 by and among SPTC DELAWARE, LLC, a Delaware limited liability company (as assignee of SPTC, Inc., a Delaware corporation) (“SPTC”) and SOTHEBY’S HOLDINGS, INC., a Michigan corporation (“Holdings”), on the one hand, and CENDANT CORPORATION, a Delaware Corporation (“Parent”) and SOTHEBY’S INTERNATIONAL REALTY LICENSEE CORPORATION (f/k/a Monticello Licensee Corporation), a Delaware corporation (“Licensee”). Capitalized terms used herein and not defined herein shall have the meaning ascribed to such terms in the License Agreement (as defined below).

WHEREAS, SPTC, Holdings, Parent and Licensee entered into that certain Trademark License Agreement on February 17, 2004 (the “License Agreement”); and

WHEREAS, the parties hereby desire to amend the License Agreement to (i) modify the mutual referral program set forth in Article VI thereof, (ii) modify the definition of Authorized Brokerage Services to include, in certain circumstances, commercial real estate brokerage services, (iii) modify the manner in which Branded Operators may provide Excluded Services, and (iv) clarify that Licensee and Branded Operators can use the abbreviation “SIR” in internet domain names, each on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.       Referrals by Licensor. The first sentence of Section 6.1(a) is hereby deleted in its entirety and replaced with the following:

“(a)    Licensee agrees to pay Licensor (or to a Licensor Affiliate designed by Licensor) a fee equal to 25% of any gross commission income per transaction side earned by Licensee or any Company Affiliate from the provision of Authorized Brokerage Services to a third party referred by Licensor or any Licensor Affiliate to the Licensee Group for such Authorized Brokerage Services, provided that such third party is not an Existing Brokerage Lead (it being understood that Licensee shall give first preference in transmitting any such referral to Branded Operators).”

2.	Authorized Commercial Services.
2.1	A new Section 2.4 shall be added to the License Agreement as follows:

“Section 2.4. Authorized Commercial Services. Notwithstanding anything to the contrary contained in this Agreement, Commercial Qualifying Branded Operators shall be permitted to provide real estate brokerage services for commercial properties under the Licensed Marks, subject to the following conditions: (i) any such commercial real estate brokerage service is offered as a service ancillary to the provision of real estate brokerage services for Residential Real Estate and (ii) such Branded Operator shall not hold itself out as providing such commercial real estate brokerage services as its principal business or as being a stand-alone provider solely of such services (the provision of real estate brokerage services for commercial properties in compliance with (i) and (ii), “Authorized Commercial Services”). “Commercial Qualifying Branded Operator” shall mean a Branded Operator whose aggregate listings of commercial properties marketed under the Licensed Marks pursuant to this Agreement do not exceed five percent (5%) of all listings marketed under the Licensed Marks pursuant to this Agreement by such Branded Operator in any calendar year (or portion thereof) included in the term of the agreement between Licensee (or a Company Affiliate) and such Branded Operator. Notwithstanding the foregoing, only Commercial Qualifying Branded Operators who have been authorized to provide, and shall be currently providing, Authorized Commercial Services under agreements in effect on February 17, 2014 shall be authorized to perform such services after such date, and only thereafter for so long as such agreements shall remain in effect.”

2.2      The definition of the term “Authorized Brokerage Services” as set forth in Section 1.1 is hereby deleted in its entirety and replaced with the following:

‘“Authorized Brokerage Services” shall mean (i) real estate brokerage services for Residential Real Estate or (ii) if applicable, Authorized Commercial Services offered in combination with real estate brokerage services for Residential Real Estate pursuant to and in accordance with Section 2.4.’

2.3      The definition of the term “Excluded Services” as set forth in Section 1.1 is hereby deleted in its entirety and replaced with the following:

‘“Excluded Services” shall mean (i) commercial real estate brokerage services (other than Authorized Commercial Services performed under the Licensed Marks pursuant to and in accordance with Section 2.4), (ii) Timeshare Brokerage Services, (iii) Residential Real Estate management and management services, other than as specifically included in the definition of “Residential Real Estate” in the Agreement, (iv) real estate development services or products (whether as a developer or as an advisor or consultant or other service provider with respect to real estate developments), other than advice and consultation related to sales of Residential Real Estate within any development and (v) any other services relating to the foregoing or to any real estate brokerage services, in each case other than the Authorized Services.’

3.       Excluded Services; Model Co-Mingling Provisions. Exhibit C to the License Agreement setting forth the Model Co-Mingling Provisions is hereby deleted in its entirety and replaced with amended and restated Exhibit C attached hereto. Notwithstanding anything to the contrary contained in the License Agreement, the parties further agree that so long as Licensee takes commercially reasonable steps (consistent with its past practices) to enforce the Model Co-Mingling Provisions (as amended hereby) on Branded Operators then Licensee shall not be deemed to be in breach of Section 7.5(a)(iii) of the License Agreement.

4.      Domain Names. Notwithstanding anything to the contrary contained in the License Agreement (including but not limited to Sections 2.2 and 3.2), the parties acknowledge and agree that Licensee and Branded Operators are permitted to use the consecutive letters “SIR” (in upper or lower case) (the “Abbreviation”) as part of an internet domain name or Uniform Resource Locator relating to the provision of Authorized Services by such Person. In addition, Licensee (or any applicable Company Affiliate) may amend, in good faith, its Identity Standards Manual guidelines to include the use of such Abbreviation in domain names pursuant hereto.

5.	Miscellaneous.

5.1      Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together shall constitute one and the same agreement.

5.2      Heading. The headings herein are for convenience purposes only, do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions of this Amendment.

5.3      License Agreement. This Amendment shall operate as an Amendment to the License Agreement. Except as expressly provided herein, the License Agreement is not amended, modified or affected by this Amendment, and the License Agreement and the rights and obligations of the parties hereto thereunder are hereby ratified and confirmed by the parties hereto in all respects.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

SPTC DELAWARE, LLC
By:	/s/ WILLIAM S. SHERIDAN
Name: William S. Sheridan
Title: Vice President and Treasurer

SOTHEBY’S HOLDINGS, INC.
By:	/s/ WILLIAM S. SHERIDAN
Name: William S. Sheridan
Title: Executive Vice President and Chief
Financial Officer

CENDANT CORPORATION
By:	/s/ C. PATTESON CARDWELL, IV
Name: C. Patteson Cardwell, IV
Title: Senior Vice President and Assistant
Secretary

SOTHEBY’S INTERNATIONAL REALTY LICENSEE CORPORATION
By:	/s/ KIM VUKANOVICH
Name: Kim Vukanovich
Title: Vice President

EXHIBIT C

MODEL CO-MINGLING PROVISIONS

The Model Co-Mingling Provisions are drafted to be adapted consistently with the language below for particular agreements, and for convenience of reference the bracketed provisions below contain certain terms defined in the Agreement.

I.	No [Branded Franchisee] shall offer or sell any [Excluded Service] unless:

(a)      there is no use or mention of any [Licensed Mark] in connection with any such Excluded Service;

(b)      any offer or sale of any [Excluded Service] shall be carried out without the use or mention of the [Licensed Marks], using separate and different signage, web-site (URL addresses), stationery, business cards, and similar documents;

(c)      any offer or sale of any [Excluded Service] shall be carried out using a different business name, which may include the [Branded Franchisee’s] local business name (e.g. Premier Properties Sotheby’s International Realty may use Premier Properties Commercial Real Estate as the business name for their separate commercial real estate brokerage operations);

(d)      there shall be no advertising referencing any [Excluded Service] and including any [Licensed Marks] or referencing the offer or sale of any [Authorized Service] by such [Branded Franchises] or identifying any common ownership or relationship between the business name being used to provide any [Excluded Service] and the business name of the [Branded Franchisee] that is providing any [Authorized Service],

(e)      [Excluded Services] may be offered from the same office location as any [Authorized Service] so long as there are no references to any [Excluded Service] displayed on exterior office signage or office windows.